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                                 EXECUTION AGREEMENT

     This Agreement is made this 1st day of January, 1999, by and between W & D Securities, Inc. ("W & D"), a California corporation, and ITG Inc. ("ITG"), a Delaware corporation.

     WHEREAS, ITG has entered into an agreement with W & D (the "Omnibus Clearing Agreement") to clear and settle transactions which are executed by W & D on the New York Stock Exchange ("NYSE") on behalf of customers of ITG; and

     WHEREAS, ITG desires to avail itself of certain services offered by W & D with respect to executions effected on the NYSE and other regional exchanges; and

     WHEREAS, W & D desires to provide to ITG the services described below subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, for and in consideration of the promises and mutual agreements set forth herein, W & D and ITG agree as follows:

1.   SERVICES PROVIDED BY W & D WITH RESPECT TO ITG'S TRADE ENTRY AND EXECUTION

     a. W & D's Operations Department shall be responsible for trade execution and trade entry on the books and records of Jefferies & Company, Inc. for all trades executed by W & D as agent for ITG on the NYSE, on any other regional stock exchange, and in the over-the-counter market. W & D's Operations Department will also be responsible pursuant to the Omnibus Clearing Agreement for the clearance and settlement of all trades executed by W & D as agent for ITG on the NYSE. W & D will provide daily reconciliation of orders sent by ITG not later than 12:00 pm on T+1.

     b. W & D's Operations Department shall be available for trade entry and clearance and settlement of trades executed on the NYSE pursuant to the Omnibus Clearing Agreement, so long as the Omnibus Clearing Agreement remains in effect.

     c. W & D shall provide to ITG the full benefit of any operating systems changes, whether automated or manual, implemented by W & D. W & D will continue to provide the support for order handling, systems and account set-up that it currently provides to ITG.

     d. W & D shall negotiate, pay and account within 15 days of month end all specialist and $2 broker bills.


2.   CONFIDENTIALITY

     a. W & D will exercise reasonable care to prevent access to information regarding ITG or ITG's customers by unauthorized persons and will keep confidential any information it has concerning the business of ITG. Notwithstanding the foregoing, W & D shall be held harmless

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for complying with any request for information or documents by the Securities and Exchange Commission or other regulatory or self-regulatory authority or any court order or other legal process which W & D believes to be valid and effective.

     b. ITG will keep confidential any information it may acquire regarding W & D and its business. Notwithstanding the foregoing, ITG shall be held harmless for complying with any request for information or documents by the Securities and Exchange Commission or other regulatory authority or any court order or other legal process which ITG believes to be valid and effective.

3.   INDEMNIFICATION

     ITG will indemnify, protect and hold harmless W & D, its officers and employees, and each person, if any, controlling W & D, from and against all manner of claims, demands, proceedings, suits or actions (whether in law or in equity) and liabilities, losses, expenses and costs (including attorneys' fees) in the event (i) ITG fails to properly exercise its obligations as set forth herein, or (ii) any customer of or regulator for ITG institutes a claim, suit, action, arbitration or other proceeding against W & D for any reason, PROVIDED, HOWEVER, that W & D shall not be entitled to indemnification in any such manner if W & D is found to have acted with gross negligence in the performance of its services under this Agreement.

4.   REPRESENTATIONS AND WARRANTIES

     a.   ITG represents and warrants as follows:

          (1) ITG is and during the term of this Agreement will remain a member in good standing of the National Association of Securities Dealers, Inc.;

          (2) ITG is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker-dealer under all applicable federal and state securities laws;

          (3) ITG has all requisite authority, whether arising under applicable federal or state laws and rules and regulations of any securities exchange or securities association to which it is subject, to enter into this Agreement and to retain the services of W & D in accordance with the terms hereof; and

          (4) ITG is now and during the term of this Agreement will remain in compliance with the capital and financial reporting requirements of every securities exchange and/or securities association of which it is a member, the Securities and Exchange Commission, and every state in which it is licensed as a broker-dealer.

     b.   W & D represents and warrants as follows:

          (1) W & D is and during the term of this Agreement will remain a member in good standing of the National Association of Securities Dealers, Inc. and the NYSE;

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          (2)  W & D is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker-dealer under all applicable federal and state securities laws;

          (3) W & D has all requisite authority, whether arising under applicable federal or state laws and rules and regulations of any securities exchange or securities association to which it is subject, to enter into this Agreement and to retain the services of W & D in accordance with the terms hereof; and

          (4) W & D is now and during the term of this Agreement will remain in compliance with the capital and financial reporting requirements of every securities exchange and/or securities association of which it is a member, the Securities and Exchange Commission, and every state in which it is licensed as a broker-dealer.

5.   COMPENSATION

     During the term of this Agreement, W & D shall be compensated by ITG based on the schedule that appears on Exhibit A hereto. The parties may amend said schedule from time to time in writing and such amendment shall not affect any other term of this Agreement.

6.   TERM AND TERMINATION

     a. The term of this Agreement shall be a period of eighteen months from the date hereof, and shall renew automatically for successive one (1) year terms unless terminated earlier in accordance with Section 6(b), 6(c), or 6(d).

     b. This Agreement may be terminated by either party without cause upon written notice delivered in person or by registered mail to the other party at least 180 days prior to the effective date of termination, PROVIDED, HOWEVER, that the first date on which such notice of termination may be given by either party hereto is January 1, 2000.

     c. This Agreement may be terminated immediately by either party if any representations or warranties cease to be true or if any duties, responsibilities or obligations are not duly performed during the term of this Agreement. Notwithstanding the foregoing, should any party choose not to exercise its right to terminate this Agreement when such a right is first available, such action shall not be deemed a waiver of such right if available on a subsequent occasion and the non-terminating party's legal and/or equitable remedies for any breach(es) of this Agreement will remain in full force and effect.

     d. This Agreement shall terminate automatically on the effective date of termination of the Fully-Disclosed Clearing Agreement between ITG and Jefferies & Company, Inc. without any further action by either party hereto.

     e. The Core Glue System Software License Agreement between ITG and W & D shall terminate automatically on the effective date of termination of this Agreement.

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     f.   Upon any termination of this Agreement for any reason whatsoever, the
Supplemental Account Agreement between ITG and Jefferies & Company, Inc. relating to ITG's use of Optimark services shall terminate automatically without any further action by either party hereto.

7.   NOTICE

     For the purpose of delivery of any notice hereunder, W & D's address shall be:

               W & D Securities, Inc.
               Harborside Financial Center
               Plaza III, Suite 704
               Jersey City, NJ 07311
               Attention: President

     and ITG's address shall be:

               ITG Inc.
               380 Madison Avenue, 4th Floor
               New York, NY 10017
               Attention: President

8.   MISCELLANEOUS

     a. W & D agrees that it will use ITG Glue for the routing of orders placed by ITG; however, W & D shall have the right to adopt or use new or different routing technology for orders, including those placed by ITG, if W & D determines that the new technology is superior to ITG Glue.

     b. This Agreement shall be governed by the State of New York, without giving effect to principles of conflicts of laws.

     c. W & D shall provide to ITG on within 45 days of the end of W & D's first three fiscal quarters and 90 days of the end of W & D's fiscal year, W & D's balance sheet and a consolidating income statement. Such financial information shall be prepared in accordance with Exhibit B hereto.

     d. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and transferees. No assignment or amendment shall be valid unless the other party consents to such assignment or amendment in writing. Neither this Agreement nor the performance of services by W & D hereunder shall be construed to create a joint venture, partnership or agency relationship of any type between ITG and W & D.

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     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the day and year set forth above.

W & D SECURITIES, INC.                  ITG INC.


By: /s/ Donald Wiese                 By: /s/ Raymond L. Killian, Jr.
   ----------------------------         --------------------------------
   Donald Wiese                         Raymond L. Killian, Jr.
   President                            President